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                                                                     EXHIBIT 23




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registation Statement on Form S-3 (No. 333-16183) amended as of Febraury 11, 1997 and in the Registration Statements on Form S-8 (No. 33-88518 and No. 33-88520) of Rouge Industries, Inc. of our report dated January 28, 1998 appearing on Page 29 of the Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the application of such report to the Financial Statement Schedules for the three years ended December 31, 1997 listed under Item 14(a) of the Rouge Industries, Inc. Annual Report on Form 10-K for the year ended December 31, 1997 when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules.


PRICE WATERHOUSE LLP
Detroit, Michigan
March 6, 1998